Exhibit 99.1

SWISHER HYGIENE ANNOUNCES NOMINEES FOR ELECTION

TO BOARD OF DIRECTORS

CHARLOTTE, NC – May 1, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing products and services, announced today that its Board of Directors has nominated seven individuals to the Board, to be voted on by Swisher Hygiene’s Stockholders at the Annual Meeting scheduled to be held on June 5, 2013. Nominees include six current members of the Board of Directors and William M. Pierce, who has been nominated to become a new member of the Board. Mr. Pierce, a Senior Vice President at Huizenga Holdings, Inc., has held financial and operating positions at companies in which H. Wayne Huizenga has invested, including Chief Financial Officer of Boca Resorts, Inc., a NYSE-listed company, prior to its sale in 2004.

Current Chairman H. Wayne Huizenga and Directors Senator David Braley and Governor John Ellis (“Jeb”) Bush have notified the Board of Directors that each will not stand for reelection. Board Member Richard L. Handley, Senior Vice President and General Counsel of Huizenga Holdings, Inc., is expected to be named Chairman upon the departure of Mr. Huizenga. Effective with the Annual Meeting, the Board of Directors will be reduced from nine members to seven.

Mr. Huizenga, who turned 75 this past December, commented, “Over the last several years, I have been reducing my public and private commitments to various Boards of Directors. With Swisher Hygiene having completed its restatements and 2012 SEC filings, having a sound balance sheet and able to focus on its operations, I believe now is the right time to step down as Chairman. This decision to step down will complete my retirement from serving on all public or private Boards.”

“I want to thank David and Jeb for being such vital and committed members of the Board, and for providing their support to the Board through the audit and restatement process despite their extremely busy schedules,” continued Mr. Huizenga. “I remain confident in the future direction of the company and I will continue to follow its progress as one of the company’s largest shareholders.”

“On behalf of the entire Swisher Hygiene team, we want to extend our thanks and gratitude to Wayne, David and Jeb for everything they have contributed to the company, and wish them the best,” said Thomas C. Byrne, President and Chief Executive Officer of Swisher Hygiene.

Additional Information and Where to Find It

Swisher Hygiene, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with Swisher Hygiene’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Swisher Hygiene plans to file a proxy statement (the “2013 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Information regarding such participants, including their direct or indirect inerests, by security holdings or otherwise, will be included in the 2013 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2013 Proxy Statement with the SEC, Swisher Hygiene will mail the definitive 2013 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SWISHER HYGIENE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2013 Proxy Statement and any other documents filed by Swisher Hygiene with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at Swisher Hygiene’s website (http://www.swisherhygiene.com) or by writing to Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Certain information in this press release is forward-looking information. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Jason Chudoba, ICR

Phone: (646) 277-1249